ARTHUR ANDERSEN LLP






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated December 14, 1995, on the financial statements of The Algar Fund for the period ended October 31, 1995 and to all references to our Firm included in, or made a part of the registration statement of The Algar Fund filed on Form N-1A (Post-Effective Amendment No. 19), File No. 811-6880 with the Securities and Exchange Commission.

                                                     /s/  Arthur Andersen LLP
                                                          ARTHUR ANDERSEN LLP

New York, New York
December 26, 1995